EXHIBIT 5.1
                     <GREENBERG TRAURIG LETTERHEAD>

                         November 10, 1997



NUWAVE Technologies, Inc.
One Passaic Avenue
Fairfield, New Jersey 07004

Gentlemen:

    	You have requested our opinion with respect to the offering by you, NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), of up to 666,666 shares (the "Option Shares") of the Company's Common Stock, par value $.01 per share, pursuant to the provisions of the Company's 1996 Performance Incentive Plan, the Non-Employee Director Stock Option Plan, and certain options to purchase the Company's Common Stock granted pursuant to individual employee benefit plans prior to the adoption of the 1996 Performance Incentive Plan (the "Plans"). The Option Shares are being offered and sold pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act").

    	We have examined a copy of the Certificate of Incorporation, as amended, and the By-Laws of the Company, the minutes of various meetings of the Company's Board of Directors and Stockholders, the Registration Statement prepared by the Company and filed with the Securities and Exchange Commission and the original or certified copies of such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, opinions of counsel, documents, papers, statutes and authorities as we deemed necessary as a basis for the opinions hereinafter set forth. In such examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Company and others.

	    Based upon the foregoing, we are of the opinion that the Option Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plans and the Registration Statement, will be duly and validly issued, fully paid and non-assessable.


    	We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons who consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                         						Very truly yours,



                         						GREENBERG TRAURIG HOFFMAN
                         						LIPOFF ROSEN & QUENTEL, P.A.

                                                          Exhibit 23.1
<Coopers & Lybrand letterhead>
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8 of our report dated March 26, 1997 on our audit of the financial statements of NUWAVE TECHNOLOGIES,INC.(a development stage enterprise ) as of December 31, 1995 and 1996, and for the period from July 17, 1995 (inception) to December 31, 1995 and for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".

                                   /s/Coopers & Lybrand L.L.P.
                                   COOPERS & LYBRAND L.L.P.

New York, New York
November 11, 1997